                                                                     Ex-99.16(b)

                              STRATEGIC DIVIDEND.
                                  TOTAL RETURN

                                                 Since                   Annual
                                                 Inception               Total
                                                 11/25/87                Return*
Initial Investment                              $1,000.00                 $1,000

Divided by
maxim= Offering Price                                10.00                 10.00
                                                    ------
Equals Shares Purchased                             100.00                100.00

Plus Shares Acquired Thrugh
  Dividend Reinvestment                               2.35                  2.35
                                                      ----
Equals Shares Held
  at 7/31/88                                        102.35                102.35

Multiplied by Not Asset
  Value at 7/31/88                                   10.76                 10.76

Equals Ending Value before
 deduction for contingent
 deferred sales charge                           $1,101.30             $1,101.30

Deduction for deferred
sales charge                                         40.0O                   -o-
                                                    ------
Equals Ending Redeemable
 Value of a $1,000
 Investment (ERV)                                $1,061.30              $1,101.30

Divided by $1,000 (P)                               1.0613                 1.1013

Subtract 1                                           .0613                  .1013

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                              6.13%
                                                     =====
Expressed as a percentage
  equals the Annual
  Total Return (T)                                                         10.13%
                                                                          =======
ERV divided by P                                     1.0613

Raise to the power of                                1/.682

Equals
                                                     1.0898

Subtract I
                                                      .0899

Expressed as a percentage
  equals the Average
  Annualized Total Return                             8.98%
                                                      =====

*Does not includs sales charge for the period.